 Exhibit 10.3

NETCLASS TECHNOLOGY INC. | SOFTWARE DEVELOPMENT & SHARE CONSIDERATION

TECHNICAL DEVELOPMENT AGREEMENT

Ctalking Chinese Language Intensive Training System

This Technical Development and Share Consideration Agreement (the “Agreement”) is entered into by mutual agreement on October 20, 2026, by and between:

Party A (Share Issuer): NETCLASS TECHNOLOGY INC

Party B (Software Developer): Simeon Fine Company Limited

RECITALS

A. Party A operates in the education software and related technology products sector and intends to develop the Ctalking Chinese Language Intensive Training System for repeated use across different schools, educational institutions, training providers and other customers.

B. Party B has relevant software development expertise and agrees to undertake the design, development, integration, testing and final delivery of the System.

C. The Parties agree that Party A shall issue its ordinary shares as non-cash consideration for Party B’s software development, delivery of agreed deliverables and transfer of the applicable intellectual property rights.

NOW, THEREFORE, the Parties agree as follows:

ARTICLE 1 – SYSTEM NAME AND DEVELOPMENT OBJECTIVES

1.1 The software to be developed under this Agreement shall be known as the “Ctalking Chinese Language Intensive Training System” (the “System”).

1.2 The project aims to deliver a standardized, modular and configurable Chinese-language training platform covering reading-aloud and repetition practice, Chinese-character input exercises and student management, together with the supporting administration and data-management functions.

1.3 The System shall support the configuration of learning content, customer names, branding, learner groups, access permissions and training settings to suit different educational institutions and training projects.

1.4 The System is intended to be a reusable software product capable of repeated deployment, continuing use, maintenance, improvement and commercial application by Party A across different customer projects, rather than a one-off product developed exclusively for a single customer.

ARTICLE 2 – SCOPE AND FUNCTIONS

Party B shall design, develop, integrate, test and deliver the following principal functional modules and supporting software components:

2.1 Reading-Aloud and Repetition Training Module

Provide Chinese-language audio playback and guided reading-aloud and repetition exercises, with learning content management and records of completed training activities. Any automated pronunciation scoring feature shall be subject to separately confirmed technical specifications.

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NETCLASS TECHNOLOGY INC. | SOFTWARE DEVELOPMENT & SHARE CONSIDERATION

2.2 Chinese Character Input Training Module

Provide Chinese-character input exercises, configurable practice content, response checking and recording of exercise results and training progress.

2.3 Student Management Module

Provide learner account and profile administration, assignment of learning content, access management and the recording and review of individual learning activities and progress.

2.4 Unified Administration and Content Configuration

Provide administrative functions for training content, exercises, user permissions and system settings, enabling the modules to operate as a coordinated platform.

2.5 Database, Interfaces and System Integration

Develop the necessary data structures, interfaces and integration functions to support the agreed features, including configuration for deployment to different customer environments.

ARTICLE 3 – PROJECT DEVELOPMENT STAGES

Stage 1 – Project Research and Planning

Party B shall undertake learning-scenario research, requirements analysis, project planning, technical feasibility assessment and overall solution design. Principal deliverables include requirements documentation, functional planning and the overall technical design.

Stage 2 – Core System Development

Party B shall develop the core architecture and the reading-aloud and repetition training and Chinese-character input training functions, including their supporting administration and learning-content components. Deliverables shall include a demonstrable core software version and necessary technical documentation.

Stage 3 – Extended Function Development and System Integration

Party B shall develop the student management functions, consolidate the training content and learner records, and integrate the modules with the administration backend, data structures and applicable interfaces. Deliverables shall include an integrated software version supporting configurable use by different customers.

Stage 4 – System Testing and Final Delivery

Party B shall perform system-wide functional testing, necessary optimization and defect correction, deployment verification and final version preparation. Party B shall deliver the complete operable System, relevant source code, deployment materials, necessary technical documents and other agreed deliverables.

ARTICLE 4 – SHARE CONSIDERATION AND ISSUANCE

4.1 In full consideration of Party B’s obligations to develop the software, integrate the System, deliver the agreed results and transfer the applicable intellectual property rights, Party A agrees to issue to Party B an aggregate of 540,000 class A ordinary shares of Party A.

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NETCLASS TECHNOLOGY INC. | SOFTWARE DEVELOPMENT & SHARE CONSIDERATION

4.2 The Parties agree that the project conduct stages as follows:

Stage 1 – Project Research and Planning

Stage 2 – Core System Development

Stage 3 – Extended Development and Integration

Stage 4 – System Testing and Final Delivery

4.3 Party A shall issue and register all 540,000 ordinary shares in the name of Party B in a single issuance within thirty (30) Business Days after execution of this Agreement.

4.4 The shares constitute the overall agreed consideration for all four stages. Issuance and registration of the shares shall not relieve Party B of its ongoing obligations to complete the development, testing, delivery and intellectual property transfer required by this Agreement.

4.5 The shares constitute non-cash consideration for the software development services and related technical results under this Agreement and do not constitute a cash investment, loan or other financing provided by Party B to Party A.

ARTICLE 5 – PROJECT TERM AND DELIVERY CONFIRMATION

5.1 The project development term shall be from October 20, 2026 to March 31, 2027.

5.2 Party B shall perform its obligations in accordance with the agreed scope and four development stages and shall provide software deliverables and necessary technical materials according to actual development progress.

5.3 Party A may review, test and confirm deliverables submitted at each stage. The Parties shall maintain written stage confirmation records reflecting work actually completed and results delivered.

5.4 Party B shall complete final development and delivery on or before March 31, 2027, including the complete operational System, relevant source code, technical documents and necessary deployment materials.

5.5 Completion and acceptance shall be determined by the actual deliverables, agreed functions, testing results and written delivery confirmations of the Parties.

ARTICLE 6 – SOFTWARE DELIVERABLES AND INTELLECTUAL PROPERTY

6.1 Except for identified third-party software and Party B’s pre-existing technology, all transferable intellectual property rights in software programs, source code, database structures, system design files, technical documents and other results specifically developed for Party A under this Agreement shall be transferred to and owned by Party A.

6.2 Party B shall ensure that it has the rights required to deliver and transfer the foregoing results and shall assist with relevant handover, assignment documents and other necessary formalities.

6.3 Party A may continuously use, reproduce, deploy, modify, maintain, upgrade, further develop, license and commercialize the software results acquired under this Agreement in its business.

6.4 Party A may configure and adapt the System for different schools, educational institutions and other customers, including changes to functional settings, branding and other appropriate modifications, without obtaining additional permission from Party B or paying additional fees for the software rights already acquired under this Agreement.

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NETCLASS TECHNOLOGY INC. | SOFTWARE DEVELOPMENT & SHARE CONSIDERATION

6.5 For Party B’s pre-existing technology necessary for the normal use, maintenance or operation of the System, Party B shall grant Party A a perpetual, worldwide, non-exclusive, irrevocable license, included in the consideration under this Agreement, to use such technology as necessary to operate, maintain, modify, deploy and commercialize the System.

6.6 Party B shall disclose applicable license terms and restrictions concerning third-party software or technology used in the System and ensure that delivery and use of the System comply with the relevant licenses.

6.7 Party B shall not impose restrictions on software results owned by Party A that would prevent Party A from normally using, maintaining, modifying or commercializing those results.

ARTICLE 7 – SUBSEQUENT APPLICATION OF THE SYSTEM

7.1 The System is intended to support Chinese-language training activities across different schools, educational institutions and training projects, with configurable content and administration appropriate to different customers.

7.2 Party A may deploy, use, maintain, adapt and further develop the System in different education and training projects, either directly or through its partners.

7.3 Party A may use and market the System through software licensing, system deployment, hosted platform services and other lawful commercial models appropriate to its business.

7.4 Except for expressly disclosed third-party technology restrictions, Party B shall not restrict Party A from using the System across multiple customer projects or charge additional fees for Party A’s exercise of the software rights granted under this Agreement.

ARTICLE 8 – PERFORMANCE AND ALTERNATIVE SERVICE COMPENSATION

8.1 Party B shall perform the agreed obligations relating to software development, system integration, testing, final delivery and transfer of the applicable intellectual property rights.

8.2 If Party B fails to complete the agreed obligations or delivers only part of the agreed work, Party B shall, within a reasonable period, rectify deficiencies, undertake supplementary development or take other reasonably necessary remedial measures.

8.3 If Party B fails to perform or fully perform its obligations under this Agreement, the Parties may, taking account of the actual performance and outstanding obligations, mutually agree in writing that Party B will provide other technical development services, software development services or other forms of services accepted by both Parties as corresponding compensation. The scope and implementation of such compensation shall be determined by further written agreement between the Parties.

8.4 Any alternative service compensation arrangement agreed under the preceding clause shall not affect Party A’s rights in software results and related intellectual property already delivered to and owned by Party A under this Agreement.

ARTICLE 9 – CONFIDENTIALITY

9.1 Each Party shall keep confidential non-public business information, technical materials, source code, software design documents and other confidential information obtained in connection with performance of this Agreement.

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NETCLASS TECHNOLOGY INC. | SOFTWARE DEVELOPMENT & SHARE CONSIDERATION

9.2 Neither Party shall disclose such information to unrelated third parties without the disclosing Party’s prior written consent, except as required by applicable law or regulation or otherwise agreed in writing.

ARTICLE 10 – GOVERNING LAW AND DISPUTE RESOLUTION

10.1 This Agreement shall be governed by the laws of the Hong Kong Special Administrative Region.

10.2 The Parties shall first endeavor to resolve amicably any dispute arising out of or in connection with this Agreement.

10.3 If amicable discussions fail, either Party may refer the dispute to the Hong Kong International Arbitration Centre (HKIAC) for arbitration under the rules in force when the Notice of Arbitration is submitted. The seat of arbitration shall be Hong Kong.

ARTICLE 11 – EFFECTIVENESS AND MISCELLANEOUS

11.1 This Agreement shall become effective upon signature by Party B and the duly authorized representative of Party A.

11.2 Any amendment or supplement to this Agreement shall be confirmed in writing by both Parties.

11.3 This Agreement constitutes the agreement between the Parties regarding the software development project, share consideration, delivery of results and associated intellectual property matters.

11.4 This Agreement may be executed in counterparts, each of which shall have the same legal effect.

SIGNATURES

PARTY A: NETCLASS TECHNOLOGY INC

Authorized Signature:	/s/ Jianbiao Dai

PARTY B: Simeon Fine Company Limited

Authorized Signature:	/s/ Jianqiang Liang

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